                                                                   EXHIBIT 10.28



                            Varco International Inc.
                           Deferred Compensation Plan

                            Varco International Inc.
                           Deferred Compensation Plan

                               TABLE OF CONTENTS
                               -----------------

                                                                Page
                                                                ----
ARTICLE I....................................................      1
1.1 -   Title................................................      1
1.2 -   Definitions..........................................      1

ARTICLE II...................................................      5
2.1 -   Participation........................................      5

ARTICLE III..................................................      6
3.1 -   Elections to Defer Compensation......................      6
3.2 -   Investment Elections.................................      7

ARTICLE IV...................................................      9
4.1 -   Deferral Account.....................................      9
4.2 -   Employer Contributions Account.......................     10

ARTICLE V....................................................     11
5.1 -   Deferral Account.....................................     11
5.2 -   Employer Contributions Account.......................     11

ARTICLE VI...................................................     12
6.1 -   Distribution of Deferred Compensation................     12
6.2 -   Forfeitures..........................................     13
6.3 -   Nonscheduled In-Service Withdrawals..................     13
6.4 -   Hardship Withdrawals.................................     14
6.5 -   Inability to Locate Participant......................     14
6.6 -   Pre-Retirement Death Benefit.........................     14
6.7 -   Trust................................................     15

ARTICLE VII..................................................     16

ADMINISTRATION...............................................     16
7.1 -   Committee............................................     16
7.2 -   Committee Action.....................................     16
7.3 -   Powers and Duties of the Committee...................     16
7.4 -   Construction and Interpretation......................     17
7.5 -   Information..........................................     17
7.6 -   Compensation, Expenses and Indemnity.................     17

                                       i
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7.7 -   Quarterly Statements.................................     18
7.8 -   Disputes.............................................     18

ARTICLE XIII.................................................     20
8.1 -   Unsecured General Creditor...........................     20
8.2 -   Restriction Against Assignment.......................     20
8.3 -   Withholding..........................................     20
8.4 -   Amendment, Modification, Suspension or Termination...     21
8.5 -   Governing Law........................................     21
8.6 -   Receipt or Release...................................     21
8.7 -   Payments on Behalf of Persons Under Incapacity.......     21
8.8 -   Headings, etc. Not Part of Agreement.................     21

                            Varco International Inc.
                           Deferred Compensation Plan
                        (Effective as of April 1, 1999)

          Varco International, Inc. (the "Company") hereby establishes the Varco International Inc. Deferred Compensation Plan (the "Plan"), effective as of April 1, 1999, to provide a tax-deferred capital accumulation opportunity to a select group of management and highly compensated employees through deferral of salary and bonuses.

                                   ARTICLE I
                             TITLE AND DEFINITIONS

1.1 -  Title.
       -----

          This Plan shall be known as the Varco International Inc. Deferred Compensation Plan.

1.2 -  Definitions.
       -----------

          Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

          "Account" or "Accounts" shall mean a Participant's Deferral Account and/or Employer Contributions Account.

          "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder (other than those benefits set forth in Section 6.6) in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee, and no beneficiary designation of someone other than the Participant's spouse shall be effective unless such designation is consented to by the Participant's spouse on a form provided by and in accordance with procedures established by the Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

          "Board of Directors" shall mean the board of directors of the Company.

          "Bonus" shall mean any cash incentive compensation payable to a Participant in addition to the Participant's Salary after reduction for any salary deferral contributions to a plan described in Section 125 or Section 401(k) of the Code.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Committee" shall mean the Committee appointed by the Board of Directors to administer the Plan in accordance with Article VII.

          "Company" shall mean Varco International, Inc., any successor corporation and each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which Varco International, Inc. is a member.

          "Compensation" shall mean the Salary and Bonus that the Participant is entitled to for services rendered to the Company.

          "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (a) the portion of the Participant's Salary that he or she elects to defer, (b) the portion of the Participant's Bonus that he or she elects to defer, and (c) earnings or losses pursuant to Section 4.1.

          "Disability" shall mean an incapacity which has rendered the Participant eligible to commence receiving benefits under the Company's long-term disability plan.

          "Distribution Subaccounts" shall mean subaccounts of a Participant's Deferral Account and Employer Contributions Account established to separately account for deferred Compensation and Employer Contribution Amounts (and earnings thereon) which are subject to different in-service distribution elections.

          "Earnings Rate" shall mean, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each month.

          "Effective Date" shall mean April 1, 1999.

          "Eligible Employee" shall mean an employee of the Company who is: (a) designated by the Committee to participate in the Plan; and (b) a division or corporate vice president or above.

          "Employer Contributions Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with an amount equal to the Employer Contribution Amount (if any) and earnings or losses pursuant to Section 4.2.

          "Employer Contribution Amount" shall mean an amount to equal to a percentage of the amount of Compensation deferred by a Participant or such other amount, which percentage or other amount, if any, shall be determined by the Company, in its sole discretion, and which percentage or amount need not be the same for each Participant.

          "Fund" or "Funds" shall mean one or more of the investment funds or portfolios selected by the Committee pursuant to Section 3.2(b).

          "Initial Election Period" for an Eligible Employee shall mean the later of: (a) the thirty-day period ending March 26, 1999; or (b) the thirty-day period following the Eligible Employee's designation by the Committee as an Eligible Employee.

          "Participant" shall mean any Eligible Employee who elects to defer Compensation in accordance with Section 3.1 and files a completed insurance application form in accordance with Section 2.1.

          "Payment Eligibility Date" shall mean the first day of the month following the end of the calendar quarter in which a Participant ceases to be employed by the Company, incurs a Disability or dies.

          "Plan" shall mean the Varco International Inc. Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.

          "Plan Year" shall mean the 12 consecutive month period beginning on January 1 and ending December 31, except that the initial Plan Year shall be the period beginning on April 1, 1999 and ending December 31, 1999.

          "Salary" shall mean the Participant's base salary after reduction for any salary deferral contributions to a plan described in Section 125 or Section 401(k) of the Code.

                                   ARTICLE II
                                 PARTICIPATION

2.1 -  Participation.
       -------------

          (a) Generally.  An Eligible Employee shall become a Participant in the
              ----------
Plan by (1) electing to defer Compensation in accordance with Section 3.1; (2) if required by the Committee, filing a life insurance application form along with his or her deferral election form; and (3) satisfying any medical underwriting requirement established by the Committee.

          (b) Participants in the Varco Executive Savings Plan.  Notwithstanding
              -------------------------------------------------
the foregoing, an Eligible Employee who is currently participating in the Varco Executive Savings Plan may not become a Participant without completing the "Agreement for Transfer of Policy and Termination of Split-Dollar Life Insurance Agreement" in the form set forth in Exhibit A attached hereto.

                                  ARTICLE III
                               DEFERRAL ELECTIONS

3.1 -  Elections to Defer Compensation.
       -------------------------------

          (a) Initial Election Period.  Subject to Section 2.1, each Eligible
              -----------------------
Employee may elect to defer Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

          (b) General Rule.  Subject to the minimum deferral provisions of
              ------------
Section 3.1(c) below, the amount of Compensation which an Eligible Employee may elect to defer is as follows:

               (1) Any percentage of Salary up to 100%; and/or

               (2) Any percentage or dollar amount of Bonus up to 100%;

provided, however, that no election shall be effective to reduce the Compensation paid to an Eligible Employee for a calendar year to an amount which is less than the sum of: (a) the amount that the Company is required to withhold from such Eligible Employee's Compensation for such calendar year for purposes of federal, state and local (if any) income tax and employment tax (including Federal Insurance Contributions Act (FICA) tax withholding); and (b) the amount that the Company is required to withhold from such Eligible Employee's Compensation for such calendar year for contributions to any employee benefit plan (other than this Plan).

          (c) Minimum Deferrals.  For each Plan Year during which an Eligible
              -----------------
Employee is a Participant, the minimum amount that may be elected under Section 3.1(b) is $5,000. This $5,000 minimum deferral for any Plan Year may be met by a combination of deferrals of Salary and/or Bonus for the Plan Year. If the Compensation which the Participant has elected to defer for a Plan Year includes a percentage of the Bonus payable in such Plan Year and the actual amount of such Bonus to be deferred, when combined with the percentage of Salary elected to be deferred for the Plan Year, is less than $5,000 for the Plan Year, then no portion of such Bonus shall be deferred under this Plan, no further Salary shall be deferred for such Plan Year and any Salary previously deferred for such Plan Year shall be refunded to the Participant without interest.

          (d) Effect of Initial Election.  An election to defer Compensation
              --------------------------
during the Initial Election Period shall be effective with respect to (1) Salary earned during the first pay period beginning after the Initial Election Period and each subsequent pay period beginning in the same Plan Year and (2) to the Bonus paid with respect to services performed in the Plan Year for which the election is made.

          (e) Elections other than Elections during the Initial Election Period.
              -----------------------------------------------------------------
Subject to the requirement for filing a completed life insurance form pursuant to Section 2.1, any Eligible Employee may participate for any Plan Year by filing an election, on a form provided by the Committee, to defer Compensation as described in paragraph (b) above. An election to defer Compensation for a Plan Year (other than the Plan Year beginning April 1, 1999) must be filed on or before November 30 of the preceding Plan Year and will be effective for Salary and Bonus earned during pay periods beginning on or after the following January
1. Each such election shall designate the time at which such deferred Compensation (and allocable earnings) shall be distributed to the Participant in accordance with Article VI of this Plan.

          (f) In-service Distributions.  At the time of making an election to
              ------------------------
defer Compensation for a Plan Year pursuant to this Section 3.1, a Participant may elect to receive an in-service distribution of the amount deferred under such election, together with any Employer Contribution Amounts for the same Plan Year and earnings credited with respect to such amounts pursuant to Article IV, in a lump sum in any year beginning after the second anniversary of the last day of the Plan Year in which the amount deferred was earned. A Participant may subsequently elect to defer the year of such an in-service distribution to any subsequent year by filing a written election with the Committee, on a form provided by the Committee, at least one year prior to the first day of the previously elected in-service distribution year. The election to defer the year of an in-service distribution may be made no more than twice.

          (g) Irrevocability.  Any election filed pursuant to this Section 3.1
              --------------
shall be irrevocable except to the extent provided in subsection (f) hereof and
Section 6.3.

3.2 -  Investment Elections.
       --------------------

          (a) At the time of making the deferral elections described in Section 3.1, the Participant shall designate, on a form provided by the Committee, which of the types of investment funds or portfolios selected by the Committee the Participant's Accounts will be deemed to be invested in for purposes of determining the amount of earnings to be credited to each Account.

          (b) In making the designation pursuant to this Section 3.2, the Participant must specify, in whole numbers, the percentage of his Deferral Account and Employer Contributions Account which shall be deemed to be invested in one or more of the types of investment funds or portfolios. Effective as of the end of any month, a Participant may change the designation made under this Section 3.2 by filing an election, on a form provided by the Committee. If a Participant fails to elect a type of investment fund or portfolio under this Section 3.2, he or she shall be deemed to have elected the Money Market option.

          (c) Although the Participant may designate the type of investment
                                                         ----
funds or portfolios, the Committee shall select from time to time, in its sole discretion, commercially available investment funds or portfolios to be the Funds. The Earnings Rate of each such commercially available investment fund or portfolio shall be used to determine the amount of earnings or losses to be credited to Participants' Accounts under Article IV.

                                   ARTICLE IV
                                    ACCOUNTS

4.1 -  Deferral Account.
       ----------------

          The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. For each Participant who makes one or more in-service distribution elections pursuant to Section 3.1(f), the Deferral Account shall be divided into two or more Distribution Subaccounts as necessary to separately account for deferrals which are payable at different times. A Participant's Deferral Account shall be divided (or each Distribution Subaccount of a Participant's Deferral Account shall be further divided) into separate subaccounts ("investment subaccounts"), each of which corresponds to an investment fund or portfolio elected by the Participant pursuant to Section 3.2(a). A Participant's Deferral Account shall be credited as follows:

          (a) As of the last day of each month, the Committee shall credit the investment subaccounts of the Deferral Account (or the appropriate Distribution Subaccount of the Participant's Deferral Account) with an amount equal to Salary deferred by the Participant during each pay period ending in that month in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Salary that the Participant has elected to be deemed to be invested in a certain type of investment fund or portfolio shall be credited to the investment subaccount corresponding to that investment fund or portfolio;

          (b) As of the last day of the month in which the Bonus or partial Bonus would have been paid, the Committee shall credit the investment subaccounts of the Deferral Account (or the appropriate Distribution Subaccount of the Participant's Deferral Account) with an amount equal to the portion of the Bonus deferred by the Participant in accordance with Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Bonus that the Participant has elected to be deemed to be invested in a particular type of investment fund or portfolio shall be credited to the investment subaccount corresponding to that investment fund or portfolio; and

          (c) As of the last day of each month, each investment subaccount of a Participant's Deferral Account (or Distribution Subaccount of the Participant's Deferral Account) shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment subaccount as of the last day of the preceding month by the Earnings Rate for the corresponding Fund selected by the Committee pursuant to Section 3.2(b).

4.2 -  Employer Contributions Account.
       ------------------------------

          The Committee shall establish and maintain an Employer Contributions Account for each Participant under the Plan. For each Participant who makes one or more in-service distribution elections pursuant to Section 3.1(f), the Participant's Employer Contributions Account shall be divided into two or more Distribution Subaccounts as necessary to separately account for Employer Contribution Amounts which are payable at different times. A Participant's Employer Contributions Account shall be divided (or each Distribution Subaccount of a Participant's Employer Contributions Account shall be further divided) into separate investment subaccounts corresponding to the investment fund or portfolio elected by the Participant pursuant to Section 3.2(a). A Participant's Employer Contributions Account shall be credited as follows:

          (a) As of the last day of any month or Plan Year for which the Company, in its sole discretion, decides to credit a Participant with an Employer Contribution Amount, the Committee shall credit the investment subaccounts of the Employer Contributions Account (or the appropriate Distribution Subaccount of the Participant's Employer Contributions Account) with an amount equal to the Employer Contribution Amount applicable to that Participant in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's Employer Contribution Amount which the Participant elected to be deemed to be invested in a certain type of investment fund or portfolio shall be credited to the corresponding investment subaccount; and

          (b) As of the last day of each month, each investment subaccount of the Employer Contributions Account (or the appropriate Distribution Subaccount of the Participant's Employer Contributions Account) shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment subaccount as of the last day of the preceding month by the Earnings Rate for the corresponding Fund selected by the Committee pursuant to
          Section 3.2(b).

                                   ARTICLE V
                                    VESTING

5.1 -  Deferral Account.
       ----------------

          A Participant's Deferral Account shall be 100% vested at all times.

5.2 -  Employer Contributions Account.
       ------------------------------

          (a) A Participant's Employer Contributions Account shall vest at a rate determined by the Company for each Participant. Each Participant's vesting schedule shall be set forth in a separate letter agreement between the Participant and the Company.

          (b) Notwithstanding anything contained herein to the contrary, the Committee may, in its sole discretion, provide for 100% vesting of a Participant's Employer Contributions Account at any time.

                                   ARTICLE VI
                                 DISTRIBUTIONS

6.1 -  Distribution of Deferred Compensation.
       -------------------------------------

          (a) Distribution of the vested amount credited to a Distribution Subaccount of the Participant's Deferral Account and Employer Contribution Account which was established with respect to an in-service distribution election shall be made in a lump sum payment during January of the year elected by the Participant pursuant to Section 3.1(f), provided that the Participant is employed by the Company on January 1 of such year. In the event the Participant's employment with the Company is terminated for any reason prior to January 1 of the year elected by the Participant pursuant to Section 3.1(f), the Participant's in-service distribution election(s) with respect to benefits not yet distributed shall no longer be effective and all of the vested amounts credited to his or her Deferral Account and Employer Contributions Account shall be distributed together as set forth in the following subsections of this
Section 6.1.

          (b) In the event a Participant terminates employment for a reason other than death, the amount credited to his or her Deferral Account and the vested portion of the amount, if any, credited to his or her Employer Contributions Account shall be distributed in a lump sum payment payable as soon as practicable following his or her Payment Eligibility Date. Notwithstanding the foregoing, a Participant may elect to receive distribution in 20, 40, or 60 substantially equal quarterly installments beginning as soon as practicable following the Participant's Payment Eligibility Date, provided that his or her election is filed with the Committee at least one year prior to his or her termination of employment on a form to be provided by the Committee.

          Notwithstanding anything contained herein to the contrary, in the event that the sum of the amount credited to a Participant's Deferral Account and the vested portion of the amount, if any, credited to his or her Employer Contributions Account is $25,000 or less, such amount shall be paid in a cash lump sum payment as soon as practicable following his or her Payment Eligibility Date.

          (c) In the event a Participant terminates employment because of death, the amount credited to his or her Deferral Account and the vested and unvested portion of the amount, if any, credited to his or her Employer Contributions Account shall be paid to his or her Beneficiary in the form of a cash lump sum payment as soon as practicable following the Participant's Payment Eligibility Date.

          (d) The Participant's Accounts shall continue to be credited monthly with earnings pursuant to Sections 4.1 and 4.2 of the Plan until all amounts credited to his or her Accounts under the Plan have been distributed.

          (e) In the event that a former Participant dies while receiving installment payments under this Plan, any remaining installments shall be paid to the Participant's Beneficiary as such installments would have otherwise been due to the Participant.

6.2 -  Forfeitures.
       ------------

          When a Participant (or, in the case of his or her death, the Participant's Beneficiary) receives a distribution of benefits under this Plan (regardless of whether such payment is a lump sum payment or the first installment payment), the portion of his or her Employer Contributions Account, if any, which is not vested shall be forfeited, and the Company shall have no obligation to the Participant (or Beneficiary) with respect to such forfeited amount.

6.3 -  Nonscheduled In-Service Withdrawals.
       -----------------------------------

          At any time prior to his or her termination of employment from the Company, a Participant may elect to withdraw an amount not in excess of 90% of the amount credited to his or her Deferral Account and 90% of the vested portion of the amount, if any, credited to his or her Employer Contributions Account, subject to a withdrawal penalty described below. The Participant may make such an election by filing a written notice with the Committee on a form provided by the Committee. Within 90 days following the Committee's receipt of such notice, an amount equal to the sum of the amount that the Participant has elected to withdraw from the Participant's Deferral Account and the amount that the Participant has elected to withdraw from his or her Employer Contributions Account shall be paid to the Participant in a cash lump sum payment. Upon the payment of such withdrawal, (a) an amount equal to 11.11% of the amount withdrawn from the Participant's Deferral Account and 11.11% of the amount withdrawn from the Participant's Employer Contributions Account shall be forfeited, (b) the Participant shall cease to participate in the Plan for the remainder of the Plan Year in which the withdrawal occurs and shall be ineligible to participate during the Plan Year immediately following the Plan Year in which the withdrawal occurs, and (c) any deferral elections made by the Participant for such periods shall be terminated. A Participant may not make more than two withdrawals under this Section 6.3.

6.4 -  Hardship Withdrawals.
       --------------------

          At any time prior to his or her termination of employment from the Company, a Participant may request a distribution for hardship without penalty. Such distribution for hardship shall be subject to approval by the Committee and may be made only to the extent necessary to satisfy the hardship. A distribution for hardship shall be granted only for one of the following reasons:

          (a) A Participant's or dependent's illness or accident;

          (b) Casualty loss with respect to a Participant's property; or

          (c) Other circumstances arising out of events beyond the control of the Participant, which the Committee finds are similar to the events described in Section 6.4(a) or (b).

6.5 -  Inability to Locate Participant.
       -------------------------------

          In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the Participant's Payment Eligibility Date, the amounts allocated to the Participant's Deferral Account and Employer Contributions Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefits, such benefits shall be reinstated without interest or earnings, provided that Section 6.2 shall still apply.

6.6 -  Pre-Retirement Death Benefit.
       ----------------------------

          (a) If a Participant dies while employed by the Company, in addition to the payment or payments to the Participant's Beneficiary under Section 6.1(c), a death benefit shall be paid to the Participant's beneficiary under a life insurance policy purchased by or transferred to the trustee of the Trust described in Section 6.7 to insure the life of the Participant (the "Policy"). The death benefit payable to the Participant's beneficiary shall be $300,000.

          (b) The Participant shall have the right to designate and change such beneficiary (which need not be his or her Beneficiary under this Plan) at any time on a form provided by and filed with the insurance company. If no such form is on file with the insurance company, the death benefit described in the preceding paragraph shall be paid to the Beneficiary.

          (c) The death benefit payable pursuant to paragraph (a) shall not be paid if an insurance company has not issued a Policy on the life of the Participant at the time of his death and shall be subject to all conditions and exceptions set forth in the Policy and split dollar life insurance agreement in effect between the Participant and the Trustee of the Trust, described in Section 6.7 below.

          (d) Notwithstanding any provision of this Plan or any other document to the contrary, the pre-retirement death benefit provided under Section 6.6(a) shall be payable solely from the proceeds of the Policy, if any. In addition, no Policy shall be allocated to any Account.

          (e) Notwithstanding the foregoing, if a Participant dies while employed by the Company, but has a zero balance in his or her Deferral Account and no vested interest in his or her Employer Contributions Account due to distributions under Sections 6.1(a), 6.3, or 6.4, he or she will not be eligible for the death benefit described in Section 6.6(a).

6.7 -  Trust.
       -----

          (a) The Company shall cause the payment of benefits under this Plan (excluding the amounts described in Section 6.6) to be made in whole or in part by the Trustee of the Varco International Inc. Deferred Compensation Plan Trust (the "Trust") in accordance with the provisions of this Section 6.7. The Company shall contribute to the Trust for each Participant an amount equal to the amount deferred by the Participant for the Plan Year and the Employer Contribution Amount for the Participant for the Plan Year, if any; the contributions shall be made no later than the Company's tax return due date for that Plan Year. Notwithstanding the foregoing, the Company shall contribute at least an amount equal to the "cost of insurance" (as defined in each Policy) for the death benefits described in Section 6.6 for each Participant, provided that such obligation shall not apply with respect to a Policy if the Participant is no longer employed by the Company.

          (b) The Committee shall direct the Trustee to pay the Participant or his or her Beneficiary at the time and in the amount described in Article VI (excluding amounts described in Section 6.6). In the event the amounts held under the Trust are not sufficient to provide the full amount (excluding amounts described in Section 6.6) payable to the participant or his or her Beneficiary, the Company shall pay the remainder of such amount at the time(s) set forth in
Article VI.

                                  ARTICLE VII
                                ADMINISTRATION

7.1 -  Committee.
       ---------

          A committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board of Directors which may from time to time vary the number of members, provided, however, that the Director of Human Resources for the Company and the Chief Financial Officer of the Company shall be members of the Committee. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member by delivering a letter signed by each director notifying such member of his or her removal. Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors.

7.2 -  Committee Action.
       ----------------

          The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

7.3 -  Powers and Duties of the Committee.
       ----------------------------------

          (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

               (1) To select the funds or portfolios to be the Funds in accordance with Section 3.2(b) hereof;

               (2) To construe and interpret the terms and provisions of this Plan;

               (3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

               (4) To maintain all records that may be necessary for the administration of the Plan;

               (5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

               (6) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and

               (7) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

7.4 -  Construction and Interpretation.
       -------------------------------

          The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

7.5 -  Information.
       -----------

          To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

7.6 -  Compensation, Expenses and Indemnity.
       ------------------------------------

          (a) The members of the Committee shall serve without compensation for their services hereunder.

          (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

          (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and each member thereof, and delegates of the Committee who are employees of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

7.7 -  Quarterly Statements.
       --------------------

          Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts as of the last day of each calendar quarter.

7.8 -  Disputes.
       --------

          (a)  Claim.

          A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") may file a written request for such benefit with the Committee, setting forth his or her claim. The request must be addressed to the Committee at the Company's principal place of business.

          (b)  Claim Decision.

          Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for special circumstances.

          If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (1) the specified reason or reasons for such denial;
(2) the specific reference to pertinent provisions of this Plan on which such denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (5) the time limits for requesting a review under subsection (c).

          (c)  Request for Review.

          Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination. Such request must be addressed to the Committee, at the Company's principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the original determination.

          (d)  Review of Decision.

          Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                  ARTICLE XIII
                                 MISCELLANEOUS

8.1 -  Unsecured General Creditor.
       --------------------------

          Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan (and the Trust described in Section 6.7) be unfunded for purposes of the Code and for purposes of Title I of ERISA.

8.2 -  Restriction Against Assignment.
       ------------------------------

          The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation.
No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

8.3 -  Withholding.
       -----------

          There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the amount of said taxes.

8.4 -  Amendment, Modification, Suspension or Termination.
       --------------------------------------------------

          The Board of Directors may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. (Neither the Policies themselves nor the death benefit described in Section 6.6 shall be treated as allocated to Accounts.)

8.5 -  Governing Law.
       -------------

          This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

8.6 -  Receipt or Release.
       ------------------

          Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee, and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.7 -  Payments on Behalf of Persons Under Incapacity.
       ----------------------------------------------

          In the event that any amount becomes payable under the Plan to a person who, in the sole judgement of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor the Committee may direct that such payment be made to any person found by the Committee, in its sole judgement, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

8.8 -  Headings, etc. Not Part of Agreement.
       ------------------------------------

          Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

          IN WITNESS WHEREOF, the Company, has executed this document this 30th day of March, 1999.
--------



                              Varco International, Inc.



                              By:          Donald L. Stichler
                                 -------------------------------------



                              Its:     Vice President, Controller--
                                  ------------------------------------
                                         Treasurer and Secretary